REPORT OF INDEPENDENT ACCOUNTANTS
______________

To the Shareholders and Trustees
of Northstar Galaxy Trust:

In planning and performing our audits of the financial statements and financial highlights of
Northstar Galaxy Trust (formerly Northstar Variable Trust) comprising Northstar Growth +
Value Portfolio (formerly Northstar Growth Portfolio), Northstar International Value Portfolio,
Northstar Emerging Growth Portfolio, (formerly Northstar Income & Growth Portfolio),
Northstar Multi-Sector Bond Portfolio, and Northstar High Yield Bond Portfolio (collectively the
"Funds"), for the year ended December 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purposes of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal control
that might be material weaknesses under standards established by the American Institute of
Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to
a
relatively low
level the risk that misstatements caused by error or fraud   in amounts that
would be material in
relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we
noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the information and use of management, the Trustees of
Northstar Trust, and the Securities and Exchange Commission.




New York, New York
February 5, 1999